Exhibit 10.1

Amendment to the Actuate Software Corporation

1998 Equity Incentive Plan

This Amendment (this “Amendment”) to the Actuate Software Corporation 1998 Equity Incentive Plan (the “Plan”) was adopted by Actuate Corporation, a Delaware corporation (formerly known as Actuate Software Corporation) (the “Corporation”), effective February 17, 2011.

RECITALS

A. Pursuant to Section 17.2 of the Plan, the Board of Directors of the Corporation (the “Board”) has the authority to amend the Plan from time to time, subject to certain limitations.

B. Upon the recommendation of the Compensation Committee of the Board, the Board adopted this amendment to the Plan.

AMENDMENT

1. The name of the Plan is hereby changed to the “Actuate Corporation 1998 Equity Incentive Plan”.

2. The Plan is hereby amended to replace all references to “Actuate Software Corporation” with “Actuate Corporation”.

3. Section 17.2 of the Plan is hereby amended and restated in its entirety to read as follows:

“17.2 AMENDMENT OR TERMINATION.

(a) The Board may, at any time and for any reason, amend or terminate the Plan. An amendment of the Plan shall be subject to the approval of the Corporation’s stockholders only to the extent required by applicable laws, regulations or rules. No Awards shall be granted under the Plan after the termination thereof. The termination of the Plan, or any amendment thereof, shall not adversely affect any Award previously granted under the Plan.

(b) The Committee may amend or modify the terms of any or all outstanding Awards in a manner not inconsistent with the terms of the Plan. The foregoing notwithstanding, no amendment or modification of an Award shall, without the consent of the Participant, alter or impair his or her rights or obligations under such Award.”

4. Capitalized terms used in this Amendment without definition shall have the respective meanings ascribed thereto in the Plan.

5. Except as otherwise expressly set forth in this Amendment, the Plan remains in full force and effect in accordance with its terms.

I hereby certify that this Amendment was duly adopted by the Board of Directors of Actuate Corporation effective February 17, 2011.

Executed this 29th day of March, 2011.

ACTUATE CORPORATION

By:	Thomas McKeever
Senior Vice President, Ceneral Counsel, Secretary
& Chief Compliance Officer

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